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                                                                     EXHIBIT 99

                                 CERTIFICATION

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Equity One, Inc., on behalf of the plan administrator for the EQUITY ONE, INC. SAVINGS & RETIREMENT PLAN (the "Plan"), hereby certifies that the Annual Report for the Plan on Form 11-K for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Plan.


Dated: June 30, 2003
                                             /s/ Cameron Williams
                                             -----------------------------------
                                             Name: Cameron Williams
                                             Title: On behalf of the Plan
                                                    Administrator


The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.